UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2005

____________________

ICO, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-10068 (Commission File Number)	76-0566682 (I.R.S. Employer Identification No.)

5333 Westheimer Road
Suite 600
Houston, Texas 77056
(Address of principal executive offices and zip code)

(713) 351-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 2, 2005 (as disclosed in Item 5.02 of the Current Report on Form 8-K filed by ICO, Inc. (the “Company”) on September 9, 2005), A. John Knapp, Jr., a member of the Company’s Board of Directors, was appointed President and Chief Executive Officer of the Company, effective October 1, 2005.

In connection with Mr. Knapp’s appointment as President and Chief Executive Officer, on October 3, 2005, Mr. Knapp was granted options (“Options”) to purchase 120,000 shares of ICO, Inc. common stock (“Shares”), pursuant to the terms of the Company’s 1998 Employee Stock Option Plan, with vesting occurring over the period of October 3, 2005 through September 30, 2006 (“Fiscal Year 2006”) as follows: Options to purchase 10,000 Shares shall vest on October 31, 2005, and Options to purchase an additional 10,000 Shares shall vest on the last day of each of the eleven months immediately following October 2005; provided, however, that in the event that Mr. Knapp’s employment with the Company terminates for any reason prior to the last day of any month during Fiscal Year 2006, a pro-rated number of Shares will vest for the month in which his employment terminates (calculated based on the percentage of days he was an employee during the month of termination), and the remaining Options that would otherwise have vested during Fiscal Year 2006 shall not vest or be exercisable and shall terminate. All 120,000 of the Options, to the extent vested, shall expire on October 3, 2012. The exercise price for the 120,000 Options is the fair market value of the Shares (as defined in the plan) on the date of grant, which was $2.89 per Share.

On October 5, 2005 the Company entered into an Employment Agreement (the “Agreement”) with Mr. Knapp, to be effective as of October 1, 2005. Pursuant to the Agreement, Mr. Knapp is employed for an indefinite term commencing on October 1, 2005. In addition to the 120,000 Options that were granted on October 3, 2005, Mr. Knapp is entitled to receive a base salary of $96,000 per annum, payable bi-weekly, and is entitled to participate in the Company’s standard health and welfare plans, including medical and dental insurance, and the Company’s 401(k) plan, pursuant to the terms of those plans. Pursuant to the Agreement Mr. Knapp is an at-will employee, and if Mr. Knapp’s employment terminates for any reason, he shall be entitled to receive compensation and benefits through the termination date.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits

Exhibit  Description

10.1	Stock Option Agreement between ICO, Inc. and A. John Knapp, Jr., dated October 3, 2005.

10.2	Employment Agreement between ICO, Inc. and A. John Knapp, Jr., executed on October 5, 2005, to be effective as of October 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO, INC.

Date: October 7, 2005

By:	/s/ Jon C. Biro
Name:	Jon C. Biro
Title:	Chief Financial Officer & Treasurer